As filed with the Securities and Exchange Commission on January 4, 2017

Registration No. 333-212872

Registration No. 333-207341

Registration No. 333-183159

Registration No. 333-183158

Registration No. 333-176200

Registration No. 333-150839

Registration No. 333-149440

Registration No. 333-143090

Registration No. 333-136398

Registration No. 333-130180

Registration No. 333-127381

Registration No. 333-96697

Registration No. 333-42668

Registration No. 333-42658

Registration No. 333-42945

Registration No. 333-04935

Registration No. 033-54435

Registration No. 033-48502

Registration No. 033-41459

Registration No. 033-29087

Registration No. 033-29085

Registration No. 033-22365

Registration No. 033-09262

Registration No. 033-06479

Registration No. 002-98346

Registration No. 002-96776

Registration No. 002-91582

Registration No. 002-84529

Registration No. 002-78108

Registration No. 002-77636

Registration No. 002-72804

Registration No. 002-72803

Registration No. 002-68007

Registration No. 002-68006

Registration No. 002-62980

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 333-212872

Form S-8 Registration Statement No. 333-207341

Form S-8 Registration Statement No. 333-183159

Form S-8 Registration Statement No. 333-183158

Form S-8 Registration Statement No. 333-176200

Form S-8 Registration Statement No. 333-150839

Form S-8 Registration Statement No. 333-149440

Form S-8 Registration Statement No. 333-143090

Form S-8 Registration Statement No. 333-136398

Form S-8 Registration Statement No. 333-130180

Form S-8 Registration Statement No. 333-127381

Form S-8 Registration Statement No. 333-96697

Form S-8 Registration Statement No. 333-42668

Form S-8 Registration Statement No. 333-42658

Form S-8 Registration Statement No. 333-42945

Form S-8 Registration Statement No. 333-04935

Form S-8 Registration Statement No. 033-54435

Form S-8 Registration Statement No. 033-48502

Form S-8 Registration Statement No. 033-41459

Form S-8 Registration Statement No. 033-29087

Form S-8 Registration Statement No. 033-29085

Form S-8 Registration Statement No. 033-09262

Form S-8 Registration Statement No. 002-98346

Form S-8 Registration Statement No. 002-68006

POST-EFFECTIVE AMENDMENT NO. 2 TO

Form S-8 Registration Statement No. 033-22365

Form S-8 Registration Statement No. 033-15141

Form S-8 Registration Statement No. 033-06479

Form S-8 Registration Statement No. 002-96776

Form S-8 Registration Statement No. 002-91582

Form S-8 Registration Statement No. 002-84529

Form S-8 Registration Statement No. 002-78108

Form S-8 Registration Statement No. 002-72804

POST-EFFECTIVE AMENDMENT NO. 3 TO

Form S-8 Registration Statement No. 002-77636

POST-EFFECTIVE AMENDMENT NO. 4 TO

Form S-8 Registration Statement No. 002-72803

POST-EFFECTIVE AMENDMENT NO. 5 TO

Form S-8 Registration Statement No. 002-68007

POST-EFFECTIVE AMENDMENT NO. 7 TO

Form S-8 Registration Statement No. 002-62980

UNDER

THE SECURITIES ACT OF 1933

St. Jude Medical, LLC

(Exact name of registrant as specified in its charter)

Delaware	38-4020984
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One St. Jude Medical Drive

St. Paul, Minnesota 55117

(Address of Principal Executive Offices)

St. Jude Medical, Inc. Management Savings Plan

Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan

St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan

St. Jude Medical, Inc. 2007 Stock Incentive Plan

St. Jude Medical, Inc. 2006 Stock Plan

Quest Medical, Inc. 1995 Stock Option Plan

Quest Medical, Inc. 1998 Stock Option Plan

Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan

Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan

Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan

Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan

St. Jude Medical S.C., Inc. Cardiac Rhythm Management Division Representative Principals and Sales Associates Deferred Compensation Plan

St. Jude Medical, Inc. 2002 Stock Plan

St. Jude Medical, Inc. 2000 Stock Plan

St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1997 Stock Option Plan

St. Jude Medical, Inc. Stock Option Granted to Officer of Daig Corporation

St. Jude Medical, Inc. 1994 Stock Option Plan

St. Jude Medical, Inc. 1992 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1991 Stock Plan

St. Jude Medical, Inc. 1988 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1989 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1989 Restricted Stock Plan

St. Jude Medical, Inc. 1987 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1986 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1976 Stock Option Plan

St. Jude Medical, Inc. 1978 Stock Option Plan

St. Jude Medical, Inc. 1982 Incentive Stock Option Plan

St. Jude Medical, Inc. Stock Option Program of 1985

St. Jude Medical, Inc. Directors’ Option Program

St. Jude Medical, Inc. 1985 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1984 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1983 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1982 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1981 Employee Stock Purchase Savings Plan

St. Jude Medical, Inc. 1980 Employee Stock Purchase Savings Plan

(Full Titles of the Plans)

Karen M. Peterson

Vice President and Treasurer

St. Jude Medical, LLC

One St. Jude Medical Drive

St. Paul, Minnesota 55117

(Name and Address of Agent for Service)

(651) 756-2000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment, filed by St. Jude Medical, LLC, a Delaware limited liability company (the “Registrant”) and successor in interest to St. Jude Medical, Inc., a Minnesota corporation (the “Company”), relates to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by the Company:

•

Registration Statement No. 333-212872, filed with the SEC on August 3, 2016, pertaining to the registration of $50,000,000 in Deferred Compensation Obligations issuable pursuant to the St. Jude Medical, Inc. Management Savings Plan.

•

Registration Statement No. 333-207341, filed with the SEC on October 8, 2015, pertaining to the registration of 186,381 shares of the Registrant’s common stock issuable pursuant to the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan in respect of Restricted Stock Awards, and 984,802 shares of the Registrant’s common stock issuable pursuant to the Thoratec Corporation Amended and Restated 2006 Incentive Stock Plan in respect of Restricted Stock Units.

•

Registration Statement No. 333-183159, filed with the SEC on August 8, 2012, pertaining to the registration of 6,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan, as amended effective August 1, 2012.

•

Registration Statement No. 333-183158, filed with the SEC on August 8, 2012, pertaining to the registration of $100,000,000 in Deferred Compensation Obligations issuable pursuant to the St. Jude Medical, Inc. Management Savings Plan.

•

Registration Statement No. 333-176200, filed with the SEC on August 10, 2011, pertaining to the registration of 20,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2007 Stock Incentive Plan, as amended and restated (2011).

•

Registration Statement No. 333-150839, filed with the SEC on May 12, 2008, pertaining to the registration of 20,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2007 Stock Incentive Plan.

•

Registration Statement No. 333-149440, filed with the SEC on February 28, 2008, pertaining to the registration of $100,000,000 in Deferred Compensation Obligations issuable pursuant to the St. Jude Medical, Inc. Management Savings Plan.

•

Registration Statement No. 333-143090, filed with the SEC on May 18, 2007, pertaining to the registration of 5,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2007 Stock Incentive Plan, and 5,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2007 Employee Stock Purchase Plan.

•

Registration Statement No. 333-136398, filed with the SEC on August 8, 2006, pertaining to the registration of 5,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2006 Stock Plan.

•

Registration Statement No. 333-130180, filed with the SEC on December 7, 2005, pertaining to the registration of 146,771 shares of the Registrant’s common stock issuable pursuant to the Quest Medical, Inc. 1995 Stock Option Plan, 113,197 shares of the Registrant’s common stock issuable pursuant to the Quest Medical, Inc. 1998 Stock Option Plan, 54,753 shares of the Registrant’s common stock issuable pursuant to the Advanced Neuromodulation Systems, Inc. 2000 Stock Option Plan, 158,691 shares of the Registrant’s common stock issuable pursuant to the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan, 235,468 shares of the Registrant’s common stock issuable pursuant to the Advanced Neuromodulation Systems, Inc. 2002 Stock Option Plan, and 291,603 shares of the Registrant’s common stock issuable pursuant to the Advanced Neuromodulation Systems, Inc. 2004 Stock Incentive Plan.

•

Registration Statement No. 333-127381, filed with the SEC on August 10, 2005, pertaining to the registration of $50,000,000 in Deferred Compensation Obligations issuable pursuant to the St. Jude Medical, Inc. Management Savings Plan, and $10,000,000 in Deferred Compensation Obligations issuable pursuant to the St. Jude Medical S.C., Inc. Cardiac Rhythm Management Division Representative Principals and Sales Associates Deferred Compensation Plan.

•

Registration Statement No. 333-96697, filed with the SEC on July 18, 2002, pertaining to the registration of 12,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2002 Stock Plan.

•	Registration Statement No. 333-42668, filed with the SEC on July 31, 2000, pertaining to the registration of 5,000,000 shares of the St. Jude Medical, Inc. 2000 Stock Plan.

•

Registration Statement No. 333-42658, filed with the SEC on July 31, 2000, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 2000 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 333-42945, filed with the SEC on December 22, 1997, pertaining to the registration of 6,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1997 Stock Option Plan.

•

Registration Statement No. 333-04935, filed with the SEC on May 31, 1996, pertaining to the registration of 83,422 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. Stock Option Granted to Officer of Daig Corporation.

•

Registration Statement No. 033-54435, filed with the SEC on July 1, 1994, pertaining to the registration of 4,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1994 Stock Option Plan.

•

Registration Statement No. 033-48502, filed with the SEC on June 10, 1992, pertaining to the registration of 500,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1992 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 033-41459, filed with the SEC on June 28, 1991, pertaining to the registration of 1,000,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1991 Stock Plan.

•

Registration Statement No. 033-29087, filed with the SEC on June 6, 1989, pertaining to the registration of 20,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1988 Employee Stock Purchase Savings Plan, and 100,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1989 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 033-29085, filed with the SEC on June 6, 1989, pertaining to the registration of 200,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1989 Restricted Stock Plan.

•

Registration Statement No. 033-22365, filed with the SEC on June 7, 1988, pertaining to the registration of 20,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1987 Employee Stock Purchase Savings Plan, and 20,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1988 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 033-15141, filed with the SEC on June 15, 1987, pertaining to the registration of 20,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1986 Employee Stock Purchase Savings Plan, and 20,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1987 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 033-09262, filed with the SEC on October 3, 1986, pertaining to the registration of 400,000 new shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1982 Incentive Stock Option Plan pursuant to an amendment to the plan, and the registration of 67,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. Directors’ Option Program. The registration statement also covers 1,267,900 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1976 Stock Option Plan, the St. Jude Medical, Inc. 1978 Stock Option Plan, the St. Jude Medical, Inc. 1982 Incentive Stock Option Plan, and the St. Jude Medical, Inc. Stock Option Program of 1985, which were previously registered on Form S-8.

•

Registration Statement No. 033-06479, filed with the SEC on June 13, 1986, pertaining to the registration of 20,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1985 Employee Stock Purchase Savings Plan, and 20,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1986 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 002-98346, filed with the SEC on June 12, 1985, pertaining to the registration of 20,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1984 Employee Stock Purchase Savings Plan, and 20,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1985 Employee Stock Purchase Savings Plan.

•	Registration Statement No. 002-96776, filed with the SEC on March 29, 1985, pertaining to the registration of

200,000 new shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1982 Incentive Stock Option Plan, pursuant to an amendment to the plan, and the registration of 117,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. Stock Option Program of 1985. The registration statement also covers 267,350 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1976 Stock Option Plan, the St. Jude Medical, Inc. 1978 Stock Option Plan, the St. Jude Medical, Inc. 1982 Incentive Stock Option Plan, and the St. Jude Medical, Inc. Stock Option Program of 1985, which were previously registered on Form S-8.

•

Registration Statement No. 002-91582, filed with the SEC on June 11, 1984, pertaining to the registration of 15,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1983 Employee Stock Purchase Savings Plan, and 20,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1984 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 002-84529, filed with the SEC on June 17, 1983, pertaining to the registration of 15,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1982 Employee Stock Purchase Savings Plan, and 15,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1983 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 002-78108, filed with the SEC on June 25, 1982, pertaining to the registration of 15,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1981 Employee Stock Purchase Savings Plan, and 15,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1982 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 002-77636, filed with the SEC on May 19, 1982, pertaining to the registration of 150,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1982 Incentive Stock Option Plan pursuant to an amendment to the plan. The registration statement also covers 154,400 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1976 Stock Option Plan, the St. Jude Medical, Inc. 1978 Stock Option Plan, and the St. Jude Medical, Inc. 1982 Incentive Stock Option Plan, which were previously registered on Form S-8.

•

Registration Statement No. 002-72804, filed with the SEC on June 16, 1981, pertaining to the registration of 15,000 shares of the Registrant’s common stock previously registered and issuable pursuant to the St. Jude Medical, Inc. 1980 Employee Stock Purchase Savings Plan, and 15,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1981 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 002-72803, filed with the SEC on June 16, 1981, pertaining to the registration of 50,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1978 Stock Option Plan. The registration statement also covers 104,400 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1976 Stock Option Plan and the St. Jude Medical, Inc. 1978 Stock Option Plan, which were previously registered on Form S-8.

•

Registration Statement No. 002-68007, filed with the SEC on June 4, 1980, pertaining to the registration of 15,000 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1980 Employee Stock Purchase Savings Plan.

•

Registration Statement No. 002-68006, filed with the SEC on June 4, 1980, pertaining to the registration of 40,000 new shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1978 Stock Option Plan. The registration statement also covers 129,864 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1976 Stock Option Plan and the St. Jude Medical, Inc. 1978 Stock Option Plan, which were previously registered on Form S-8.

•

Registration Statement No. 002-62980, filed with the SEC on November 3, 1978, pertaining to the registration of 76,666 shares of the Registrant’s common stock issuable pursuant to the St. Jude Medical, Inc. 1976 Stock Option Plan, and the St. Jude Medical, Inc. 1978 Stock Option Plan.

The Registrant is filing this Post-Effective Amendment to these Registration Statements to withdraw and remove from registration the registered but unissued securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

On January 4, 2017, the Company was acquired by Abbott Laboratories, an Illinois corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated as of April 27, 2016 (the “Merger Agreement”), by and among Parent, the Company, Vault Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), and Vault Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub 2”). Pursuant to the Merger Agreement, Merger Sub 1 merged with and into the Company (the “First Merger”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent, followed by the merger of the Company with and into Merger Sub 2 (the “Second Merger”, and together with the First Merger, the “Mergers”), with Merger Sub 2 continuing as the surviving limited liability company and a wholly owned subsidiary of Parent. Merger Sub 2 has been renamed St. Jude Medical, LLC.

As a result of the Mergers, the offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby removes from registration the securities registered but unissued under such Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abbott Park, State of Illinois, on January 4, 2017.

St. Jude Medical, LLC

By:	/s/ Karen M. Peterson
Karen M. Peterson
Vice President and Treasurer

*       Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.